CONFIDENTIAL AGREEMENT AND GENERAL RELEASE

This Confidential Agreement and General Release (the "Agreement") sets forth the agreement reached concerning the separation from employment of Brian Winikoff (“Executive") with AXA Equitable Life Insurance Company including its current and former parents, subsidiaries and affiliates, and its and their respective current and former successors or predecessors, assigns, representatives, agents, attorneys, shareholders, officers, directors and employees, both individually and in their official capacities (collectively "AXA Equitable").

1.     In consideration for signing this Agreement and in exchange for the promises, covenants and waivers set forth herein, AXA Equitable will, provided Executive has not revoked this Agreement as set forth below, provide Executive with:

(a) Continued employment with AXA Equitable Life Insurance Company through December 31, 2018 subject to all applicable AXA Equitable practices, policies and standards. Executive will continue to be eligible for all company benefits for which employees are eligible and Executive will continue to be paid Executive’s current salary on a bi-weekly basis through December 31, 2018. Executive will perform all duties reasonably necessary to transition Executive’s role. Upon completion of the transition if before December 31, 2018, Executive will be assigned to special projects to be determined.

(b) A one-time lump sum payment in the amount of $296,415, payable six months following Executive’s separation from employment on December 31, 2018. This amount will not be considered compensation for AXA Equitable benefit plans and programs.

(c) Executive’s employment with AXA Equitable will be terminated as the result of “job elimination” on December 31, 2018 subject and pursuant to the terms and conditions of the AXA Equitable Severance Benefit Plan (“Plan”), AXA Equitable Supplemental Severance Plan for Executives (“Supplemental Plan”) and the provisions of Executive’s offer letter for employment with AXA Equitable dated May 3, 2016. As a result, Executive will be entitled to the benefits below, provided Executive abides by all applicable AXA Equitable practices, policies and standards through Executive’s separation from employment, in exchange for executing and not revoking a second Confidential Separation Agreement and General Release in the general form attached as Exhibit A (“Second Agreement”).

(i)
Severance totaling $2,512,113 payable in biweekly installments through February 2019 and the balance paid in a lump sum on March 1, 2019. For this purpose, the amount of the bi-weekly installments will be determined as if the total severance amount was to be paid over a 52-week period.

(ii)
A lump sum payment in the amount of $940,000, comprised of (x) $900,000, representing Executive’s annual short-term incentive compensation for 2018 and (y) $40,000, payable 90 days following Executive’s separation from employment.

(iii)	A lump sum termination payment of $767,887 payable six months following Executive’s separation from employment.

(iv)
If Executive elects COBRA following Executive’s separation from employment, subsidized COBRA coverage for 3 months beginning immediately following Executive’s separation from employment resulting in costs to Executive based on the cost applicable to active employees who elect the same option level of coverage under the AXA Equitable Health Plan.

(v)	Outplacement services for 12 months following Executive’s separation from employment at AXA Equitable’s expense in the same manner and level as is provided for employees at Executive’s level.

(vi)
None of the consideration set forth above in this paragraph 1 (c) will be provided prior to Executive’s execution of the Second Agreement and the expiration of the revocation period set forth therein. In no event will the consideration in paragraph 1 (c) be provided sooner than the end of Executive’s Notification Period as set forth in the Plan. No portion of monetary payments set forth in paragraph 1 (c) shall be considered compensation for any AXA Equitable benefit plan or program.

All payments made pursuant to this Agreement will be made less all applicable withholdings and deductions.

2.     (a) In consideration of the payment and benefits described above, and for other good and valuable consideration, Executive hereby releases and forever discharges, and by this instrument releases and forever discharges, AXA Equitable from all debts, obligations, promises, covenants, agreements, contracts, endorsements, bonds, controversies, suits, actions, causes of action, judgments, damages, expenses, claims or demands, in law or in equity, which Executive ever had, now has, or which may arise in the future, regarding any matter arising on or before the date of Executive's execution of this Agreement, including but not limited to all claims (whether known or unknown) regarding Executive's employment with or termination of employment from AXA Equitable, any contract (express or implied), any claim for equitable relief or recovery of punitive, compensatory, or other damages or monies, attorneys' fees, any tort, and all claims for alleged discrimination based upon age, race, color, sex, sexual orientation, marital status, religion, national origin, handicap, genetic information, disability, or retaliation, including any claim, asserted or unasserted, which could arise under Title VII of the Civil Rights Act of 1964; the Equal Pay Act of 1963; the Age Discrimination in Employment Act of 1967 ("ADEA"); the Older Workers Benefit Protection Act of 1990; the Americans with Disabilities Act of 1990; the Civil Rights Act of 1866, 42 U.S.C. § 1981; the Employee Retirement Income Security Act of 1974; the Family and Medical Leave Act of 1993; the Civil Rights Act of 1991; the Worker Adjustment and Retraining Notification Act of 1988; the Genetic Information Nondiscrimination Act of 2008; the Pregnancy Discrimination Act; the Uniformed Services Employment and Reemployment Rights Act; the New York State Human Rights Law; the New York City Human Rights Law; the New York City Earned Sick Leave Law; and any other federal, state or local laws, rules or regulations, whether equal employment opportunity laws, rules or regulations or otherwise, or any right under any AXA Equitable retirement or welfare plan or any AXA or AXA Financial equity plan; provided, however, that this release does not apply to, and shall not act as a waiver or release of, (a) any rights that Executive has to defense and/or indemnification under the Company’s by-laws, articles of incorporation, governing corporate documents, any stand-alone indemnification agreement between Executive and the Company, and/or the Company’s directors’ and officers’ liability insurance policies and plans, (b) any claims or rights that Executive has as a shareholder or equityholder in the Company, including, without limitation, any rights with respect to any stock option, restricted stock, restricted stock units, inducement grants, or any other form of equity that has been granted or awarded to Executive in connection with his employment with the Company, (c) any rights or protections that as a matter of law or public policy cannot be waived, and (d) any vested benefits which Executive may have; provided, that such benefits shall be governed by the terms and conditions of the applicable plan documents which AXA Equitable reserves the right to amend, modify or terminate in its sole discretion. In addition, this release does not apply to any AXA Equitable product(s) Executive may own. This Agreement may not be cited as, and does not constitute an admission by AXA Equitable of any violation of any such law or legal obligation.

(b) Nothing in this Agreement, shall prohibit Executive (or Executive’s attorney) from filing a charge, testifying, assisting or participating in any investigation, hearing or proceeding; making reports of possible violations of law or regulation, responding to any inquiry; or otherwise communicating with any administrative or regulatory (including any self-regulatory) agency or authority, including but not limited to the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), the Equal Employment Opportunity Commission (EEOC) and the National Labor Relations Board (NLRB).

3.    Executive represents, warrants and agrees that Executive has not filed or caused to be filed any claims, charges or complaints against AXA Equitable. Executive further represents, warrants and agrees that if Executive was ever aware of any such basis for a legitimate claim against AXA Equitable, Executive informed AXA Equitable of same.  To the extent an action may be brought by a private (non-governmental) third party, Executive expressly waives any claim to any form of monetary or other damages, or any form of recovery or relief in connection with any such action.  Nothing in this Agreement shall prevent Executive (or Executive's attorneys) from (i) commencing an action or proceeding to enforce this Agreement, or (ii) exercising Executive's right under the Older Workers Benefit Protection Act of 1990.

4.    Executive represents, warrants and acknowledges that AXA Equitable owes Executive no wages, commissions, bonuses, sick pay, personal leave pay, severance pay, notice pay, vacation pay, or other compensation or benefits or payments or form of remuneration of any kind or nature, other than that specifically provided for in this Agreement, the Plan, the Supplemental Plan and, if applicable, any AXA or AXA Financial equity plan, program, or agreement to which Executive is a party.

5.    (a)    Executive agrees that Executive will not disparage or criticize AXA Equitable, or issue any communication, written or otherwise, that reflects adversely on or encourages any adverse action against AXA Equitable, except if testifying truthfully under oath pursuant to any lawful court order or subpoena or otherwise responding to or providing disclosures required by law or while engaging in activities referenced in paragraph 2(b) of this Agreement. This includes any statements to or responses to inquiries by any member of the press or media, whether written, verbal, electronic or otherwise.

(b)    Provided that Executive executes this Agreement by 10:00 a.m. on August 13, 2018, AXA Equitable agrees to, by no later than 3:00 p.m. on August 13, 2018, instruct Mark Pearson, Seth Bernstein, Dave Hattem, Jeffrey Hurd, Anders Malmstrom, Ron Herrmann, Steve Scanlon, Kevin Kennedy, David Karr, Kathryn Ferrero, Aaron Sarfatti, Kevin Molloy, Robin

Raju and Nick Lane not to disparage or criticize Executive, or issue any communication, written or otherwise, that reflects adversely on or encourages any adverse action against Executive, except if testifying truthfully under oath pursuant to any lawful court order or subpoena or otherwise responding to or providing disclosures required by law. This includes any statements to or responses to inquiries by any member of the press or media, whether written, verbal, electronic or otherwise.

6.    Executive agrees not to disclose the terms, contents or execution of this Agreement, the claims that have been or could have been raised against AXA Equitable, or the facts and circumstances underlying this Agreement, except Executive may make such disclosures:

(a)    to Executive's immediate family, so long as such family member agrees to be bound by the confidential nature of this Agreement;

(b)	(i) to Executive's financial and tax advisors so long as such financial and tax advisors agree in writing to be bound by the confidential nature of this Agreement,
(ii) taxing authorities if requested by such authorities and so long as they are advised in writing of the confidential nature of this Agreement, or

(iii) Executive's legal counsel; and

(c)    pursuant to lawful subpoena, legal process, or the order of a court or governmental agency of competent jurisdiction, or for purposes of securing enforcement of the terms and conditions of this Agreement;
(d)    while engaging in activities referenced in paragraph 2(b) of this Agreement; and/or
(e)    to the extent such information previously becomes known to the public through no fault of Executive.
7.    This Agreement between the parties shall be the sole and complete agreement between the parties with respect to the subject matter hereof, and shall supersede any prior written or oral agreements with respect to said subject matter any oral or written agreements, promises or statements made by anyone at any time on behalf of AXA Equitable. Notwithstanding the foregoing, the parties hereto acknowledge and agree that this Agreement does not supersede or replace any equity award agreement, grant agreement or plan that Executive will continue to have rights under beyond the execution of this Agreement, including, without limitation, (a) the Transaction Incentive Grant that was awarded to Executive pursuant to a letter agreement dated June 5, 2018 and a Transaction Incentive Grant Employee Restricted Stock Unit Agreement and Grant Notice dated May 9, 2018, and (b) the Sign-On Restricted Stock Units that were awarded to Executive pursuant to (i) an offer letter for employment with AXA Equitable dated May 3, 2016, (ii) a letter dated July 29, 2016, (iii) two separate AXA Financial, Inc. Restricted Stock Units Award Agreements, dated July 5, 2016 and applicable to the restricted stock units vesting in 2019 and 2020, both of which shall remain in full force and effect in accordance with their terms.
8.    This Agreement is binding upon Executive and Executive's successors, assigns, heirs, executors, administrators and legal representatives.

9.    If any of the provisions, terms or clauses of this Agreement is declared illegal, unenforceable or ineffective in a legal forum, those provisions, terms and clauses shall be deemed severable, such that all other provisions, terms and clauses of this Agreement shall remain valid and binding upon both parties.

10.    Without detracting in any respect from any other provision of this
Agreement:
(a)    Executive, in consideration of the payment and benefits provided to Executive as described in paragraph 1 of this Agreement, agrees and acknowledges that this Agreement constitutes a knowing and voluntary waiver of all rights or claims Executive has or may have against AXA Equitable as set forth herein, including, but not limited to, all rights or claims arising under the ADEA, as amended, including, but not limited to, if applicable all claims of age discrimination in employment and all claims of retaliation in violation of the ADEA; and Executive has no physical or mental impairment of any kind that has interfered with Executive's ability to read and understand the meaning of this Agreement or its terms, and that Executive is not acting under the influence of any medication or mind-altering chemical of any type in entering into this Agreement.

(b)    Executive understands that, by entering into this Agreement,
Executive does not waive rights or claims that may arise after the date of Executive's execution of this Agreement, including without limitation any rights or claims that Executive may have to secure enforcement of the terms and conditions of this Agreement.

(c)    Executive agrees and acknowledges that the consideration provided to Executive under this Agreement is in addition to anything of value to which Executive is already entitled.
(d)    AXA Equitable hereby advises Executive to consult with an attorney prior to executing this Agreement.

(e)    Executive acknowledges that Executive was informed that Executive had at least twenty-one (21) days in which to review and consider this Agreement and to consult with an attorney regarding the terms and effect of this Agreement.

11. Executive may revoke this Agreement within seven (7) days from the date Executive signs this Agreement, in which case this Agreement shall be null and void and of no force or effect on either AXA Equitable or Executive. Any revocation must be in writing and received by AXA Equitable by 5:00 p.m. on the seventh day after this Agreement is executed by Executive. Such revocation must be sent to AXA, Attn. Jeffrey Hurd, Chief Operating Officer, 1290 Avenue of the Americas, 15th floor, New York, New York 10104.

12.    This Agreement may not be changed or altered, except by a writing signed by an authorized executive officer of AXA Equitable and Executive. The laws of the State of New York will apply to any dispute concerning it without regard for its choice of law provisions.
13.    Executive understands and agrees that the terms set out in this Agreement, including, but not limited to, the confidentiality provisions, shall survive the signing of this Agreement and receipt of benefits hereunder.
PLEASE READ CAREFULLY. THIS AGREEMENT HAS IMPORTANT LEGAL CONSEQUENCES.

EXECUTIVE EXPRESSLY ACKNOWLEDGES, REPRESENTS, AND WARRANTS THAT EXECUTIVE HAS READ THIS AGREEMENT CAREFULLY; THAT EXECUTIVE FULLY UNDERSTANDS THE TERMS, CONDITIONS, AND SIGNIFICANCE OF THIS AGREEMENT; THAT AXA EQUITABLE HAS ADVISED EXECUTIVE TO CONSULT WITH AN ATTORNEY CONCERNING THIS AGREEMENT; THAT EXECUTIVE HAS HAD A FULL OPPORTUNITY TO REVIEW THIS AGREEMENT WITH AN ATTORNEY; THAT EXECUTIVE UNDERSTANDS THAT THIS AGREEMENT HAS BINDING LEGAL EFFECT; AND THAT EXECUTIVE HAS EXECUTED THIS AGREEMENT FREELY, KNOWINGLY AND VOLUNTARILY.

Date: 08/13/18             /s/ Brian Winikoff
Brian Winikoff

On this 13th day of August 2018, before me personally came Brian Winikoff, to me known to be the individual described in the foregoing instrument, who executed the foregoing instrument in my presence, and who duly acknowledged to me that he executed the same.

/s/ Christina Banthin
Notary Public

Date: 08/10/18                By: /s/ Jeffrey J. Hurd
AXA Equitable Life Insurance Company Officer
Name: Jeffrey J. Hurd
Title: Senior Executive Director and Chief Operating Officer

E
Executive must sign and return this Agreement in its entirety in the envelope provided to, AXA, Attn. Jeffrey Hurd, Chief Operating Officer, 1290 Avenue of the Americas, 15th floor, New York, New York 10104, no later than midnight on the 21st day following Executive’s receipt of this Agreement or irrevocably lose the opportunity to receive the consideration detailed herein. Executive received this Agreement on August 13, 2018.

EXHIBIT A

CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE

This Confidential Separation Agreement and General Release (the "Agreement") sets forth the agreement reached concerning the separation from employment of Brian Winikoff ("Executive") with AXA Equitable Life Insurance Company including its current and former parents, subsidiaries and affiliates, and its and their respective current and former successors or predecessors, assigns, representatives, agents, attorneys, shareholders, officers, directors and employees, both individually and in their official capacities (collectively "AXA Equitable").

    1.    Receipt of this Agreement constitutes official Notice of Job Elimination under the AXA Equitable Severance Benefit Plan (“Plan”). Executive’s Notification Period will commence on December 17, 2018 and end on December 31, 2018. Executive’s job with AXA Equitable will be eliminated on December 31, 2018. Executive will be paid for all accrued and unused PTO days, if any, at Executive’s basic rate of salary.

2.    In consideration for Executive’s execution of the Confidential Agreement and General Release between Executive and AXA Equitable dated August 13, 2018 (the “August Agreement”), AXA Equitable shall provide Executive with a one-time lump sum payment in the amount of $296,415, payable six months following Executive’s separation from employment on December 31, 2018. This amount will not be considered compensation for AXA Equitable benefit plans and programs.

1.	In consideration for signing this Agreement and in exchange for the promises, covenants and waivers set forth herein, AXA Equitable will provided Executive has not revoked this Agreement as set forth below, provide Executive with:

(a)
Severance totaling $2,512,113 payable in biweekly installments through February 2019 and the balance paid in a lump sum on March 1, 2019. For this purpose, the amount of the bi-weekly installments will be determined as if the total severance amount was to be paid over a 52-week period.

(b)
A lump sum payment in the amount of $940,000, comprised of (x) $900,000, representing Executive’s annual short-term incentive compensation for 2018 and (y) $40,000, payable 90 days following Executive’s separation from employment.

(c)	A lump sum termination payment of $767,887 payable six months following Executive’s separation from employment.

(d)
If Executive elects COBRA following Executive’s separation from employment, subsidized COBRA coverage for 3 months beginning immediately following Executive’s separation from employment resulting in costs to Executive based on the cost applicable to active employees who elect the same option level of coverage under the AXA Equitable Health Plan.

(e)	Outplacement services for 12 months following Executive’s separation from employment at AXA Equitable’s expense in the same manner and level as is provided for employees at Executive’s level.

None of the consideration set forth above in this paragraph 3 will be provided prior to Executive’s execution of this Agreement and the expiration of the revocation period as set forth below. In no event will the consideration be provided sooner than the end of the Notification Period set forth above. No portion of the monetary payments set forth in this paragraph 3 shall be considered compensation for any AXA Equitable benefit plan or program. All payments made pursuant to this Agreement will be made less all applicable withholdings and deductions.

4.    Executive further acknowledges and agrees that, as of the date that Executive's job is eliminated, Executive resigns from any and all officer and directorships Executive may hold with AXA Equitable Life Insurance Company and/or any of its parents, subsidiaries or affiliates, if any.

5. (a) In consideration of the payment and benefits described above, and for other good and valuable consideration, Executive hereby releases and forever discharges, and by this instrument releases and forever discharges, AXA Equitable from all debts, obligations, promises, covenants, agreements, contracts, endorsements, bonds, controversies, suits, actions, causes of action, judgments, damages, expenses, claims or demands, in law or in equity, which Executive ever had, now has, or which may arise in the future, regarding any matter arising on or before the date of Executive's execution of this Agreement, including but not limited to all claims (whether known or unknown) regarding Executive's employment with or termination of employment from AXA Equitable, any contract (express or implied), any claim for equitable relief or recovery of punitive, compensatory, or other damages or monies, attorneys' fees, any tort, and all claims for alleged discrimination based upon age, race, color, sex, sexual orientation, marital status, religion, national origin, handicap, genetic information, disability, or retaliation, including any claim, asserted or unasserted, which could arise under Title VII of the Civil Rights Act of 1964; the Equal Pay Act of 1963; the Age Discrimination in Employment Act of 1967 ("ADEA"); the Older Workers Benefit Protection Act of 1990; the Americans with Disabilities Act of 1990; the Civil Rights Act of 1866, 42 U.S.C. § 1981; the Employee Retirement Income Security Act of 1974; the Family and Medical Leave Act of 1993; the Civil Rights Act of 1991; the Worker Adjustment and Retraining Notification Act of 1988; the Genetic Information Nondiscrimination Act of 2008; the Pregnancy Discrimination Act; the Uniformed Services Employment and Reemployment Rights Act; the New York State Human Rights Law; the New York City Human Rights Law; the New York City Earned Sick Leave Law; and any other federal, state or local laws, rules or regulations, whether equal employment opportunity laws, rules or regulations or otherwise, or any right under any AXA Equitable retirement or welfare plan or any AXA or AXA Financial equity plan; provided, however, that this release does not apply to, and shall not act as a waiver or release of, (a) any rights that Executive has to defense and/or indemnification under the Company’s by-laws, articles of incorporation, governing corporate documents, any stand-alone indemnification agreement between Executive and the Company, and/or the Company’s directors’ and officers’ liability insurance policies and plans, (b) any claims or rights that Executive has as a shareholder or equityholder in the Company, including, without limitation, any rights with respect to any stock option, restricted stock, restricted stock units, inducement grants, or any other form of equity that has been granted or awarded to Executive in connection with his employment with the Company, (c) any rights or protections that as a matter of law or public policy cannot be waived, and (d) any vested benefits which Executive may have; provided, that such benefits shall be governed by the terms and conditions of the applicable plan documents which AXA Equitable reserves the right to amend, modify or terminate in its sole discretion. In addition, this release does not apply to any AXA Equitable product(s) Executive may own. This Agreement may not be cited as, and does not constitute an admission by AXA Equitable of any violation of any such law or legal obligation.

(b) Nothing in this Agreement, shall prohibit Executive (or Executive’s attorney) from filing a charge, testifying, assisting or participating in any investigation, hearing or proceeding; making reports of possible violations of law or regulation, responding to any inquiry; or otherwise communicating with any administrative or regulatory (including any self-regulatory) agency or authority, including but not limited to the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), the Equal Employment Opportunity Commission (EEOC) and the National Labor Relations Board (NLRB).
6.    Executive represents, warrants and agrees that Executive has not filed or caused to be filed any claims, charges or complaints against AXA Equitable. Executive further represents, warrants and agrees that if Executive was ever aware of any such basis for a legitimate claim against AXA Equitable, Executive informed AXA Equitable of same.  To the extent an action may be brought by a private (non-governmental) third party, Executive expressly waives any claim to any form of monetary or other damages, or any form of recovery or relief in connection with any such action.  Nothing in this Agreement shall prevent Executive (or Executive's attorneys) from (i) commencing an action or proceeding to enforce this Agreement, or (ii) exercising Executive's right under the Older Workers Benefit Protection Act of 1990.

7.    Executive represents, warrants and acknowledges that AXA Equitable owes Executive no wages, commissions, bonuses, sick pay, personal leave pay, severance pay, notice pay, vacation pay, or other compensation or benefits or payments or form of remuneration of any kind or nature, other than that specifically provided for in this Agreement, the Plan, the Supplemental Plan and, if applicable, any AXA or AXA Financial equity plan, program or agreement to which Executive is a party.
8.    (a) Executive agrees that Executive will not disparage or criticize AXA Equitable, or issue any communication, written or otherwise, that reflects adversely on or encourages any adverse action against AXA Equitable, except if testifying truthfully under oath pursuant to any lawful court order or subpoena or otherwise responding to or providing disclosures required by law or while engaging in activities referenced in paragraph 5(b) of this Agreement. This includes any statements to or responses to inquiries by any member of the press or media, whether written, verbal, electronic or otherwise.
(b) Pursuant to paragraph 5(b) of the August Agreement, AXA Equitable represents and warrants that it has previously instructed Mark Pearson, Seth Bernstein, Dave Hattem, Jeffrey Hurd, Anders Malmstrom, Ron Herrmann, Steve Scanlon, Kevin Kennedy, David Karr, Kathryn Ferrero, Aaron Sarfatti, Kevin Molloy, Robin Raju and Nick Lane not to disparage or criticize Executive, or issue any communication, written or otherwise, that reflects adversely on or encourages any adverse action against Executive, except if testifying truthfully under oath pursuant to any lawful court order or subpoena or otherwise responding to or providing disclosures required by law. This includes any statements to or responses to inquiries by any member of the press or media, whether written, verbal, electronic or otherwise.

9.    Executive agrees not to disclose, nor use for Executive’s benefit or the benefit of any other person or entity, any information received from AXA Equitable which is confidential or proprietary or covered by any of AXA Equitable’s non-disclosure or privacy policies and (a) which has not been disclosed publicly by AXA Equitable, (b) which is otherwise not a matter of public knowledge, or (c) which is a matter of public knowledge but Executive knows or has reason to know that such information became a matter of public knowledge through an unauthorized disclosure, except while engaging in activities referenced in paragraph 5(b) of this Agreement. Proprietary or confidential information shall mean information the unauthorized disclosure or use of which would reduce the value of such information to AXA Equitable. Such information includes, without limitation, AXA Equitable's client lists, its trade secrets, any confidential information about (or provided by) any client or prospective or former client of AXA Equitable, information concerning AXA Equitable's business or financial affairs, including its books and records, commitments, procedures, plans and prospects, or current or prospective transactions or business of AXA Equitable and any "inside information." Executive agrees that such information provides AXA Equitable with a unique and competitive advantage. Executive hereby confirms that, by no later than December 31, 2018, Executive will deliver to AXA Equitable and retain no copies of any written materials, records and documents (including those that are electronically stored) made by Executive or coming into Executive’s possession during the course of Executive’s employment with AXA Equitable which contain or refer to or are derived from any such proprietary or confidential information. Executive further confirms that, that by no later than December 31, 2018, Executive will deliver to AXA Equitable any and all property and equipment of AXA Equitable, including, without limitation, laptop computers, any other AXA Equitable equipment, hardware, software and/or materials, Executive’s card key, identification card and passwords which may be in Executive’s possession. Notwithstanding the foregoing, Executive shall be allowed to retain the phone number for his AXA Equitable issued iPhone and the contact list stored on such iPhone.
10.    Executive agrees not to disclose the terms, contents or execution of this Agreement, the claims that have been or could have been raised against AXA Equitable, or the facts and circumstances underlying this Agreement, except Executive may make such disclosures:
(a)    to Executive’s immediate family, so long as such family member agrees to be bound by the confidential nature of this Agreement;
(b)    (i) to Executive’s financial and tax advisors so long as such financial and tax advisors agree in writing to be bound by the confidential nature of this Agreement, (ii) taxing authorities if requested by such authorities and so long as they are advised in writing of the confidential nature of this Agreement, or (iii) Executive’s legal counsel; and
(c)    pursuant to legal process, lawful subpoena, or the order of a court or governmental agency of competent jurisdiction, or for purposes of securing enforcement of the terms and conditions of this Agreement;
(d)     concerning the terms or paragraph 11 hereof to any future employer;
(e)    while engaging in activities referenced in paragraph 5(b) of this Agreement; and/or
(f)    to the extent such information previously becomes known to the public through no fault of the Executive.
11.    Executive acknowledges and agrees that for 12 months following Executive’s separation from employment, Executive will not, directly or indirectly:
(a)     provide services in any capacity for any insurance carrier that is primarily engaged in the issuance or manufacturing of life and individual and group annuity insurance products (each a “Competitive Business”);

(b)    invite, encourage, cause, persuade, or request any employee, associate (including any AXA Advisor) or other representative of AXA Equitable to (i) terminate his/her relationship with AXA Equitable for any reason, or (ii) sell, solicit, or provide products, accounts, or services on behalf of another company which are in any way similar to or competing with those sold, solicited and/or provided by AXA Equitable; or
(c)    attempt to solicit, on behalf of a Competitive Business, any person or entity that is, or during the 6 months preceding the Executive’s separation from employment was, a customer of AXA Equitable or a third party distributor of the products of AXA Equitable.
12.    Upon service on Executive, or anyone acting on Executive’s behalf, of any subpoena, order, directive, request or other legal process requiring Executive to engage in conduct encompassed within paragraphs 8, 9 or 10 of this Agreement, Executive or Executive’s attorney shall immediately notify AXA Equitable of such service and of the content of such subpoena, order, directive, request or other legal process and within five (5) business days send to the undersigned representative of AXA Equitable via overnight delivery (at AXA Equitable's expense) a copy of said documents served upon Executive; provided, however, that if Executive is requested to engage in conduct permitted under paragraph 5(b) of this Agreement Executive shall comply with Executive’s obligations under this paragraph only after Executive has responded to the inquiry or provided the testimony sought.

13.    Executive agrees that Executive will reasonably assist and cooperate with AXA Equitable in connection with the defense or prosecution of any claim that may be made against or by AXA Equitable, or in connection with any ongoing or future investigation or dispute or claim of any kind involving AXA Equitable, including any proceeding before any arbitral, administrative, judicial, legislative, or other body or agency, including preparing for and testifying in any proceeding to the extent such claims, investigations or proceedings relate to services performed or required to be performed by Executive, pertinent knowledge possessed by Executive, or any act or omission by Executive. Executive further agrees to perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this paragraph. Upon submission of appropriate written documentation, AXA Equitable shall reimburse Executive for reasonable, pre-approved expenses incurred in carrying out the provisions of this paragraph.
14.    This Agreement between the parties shall be the sole and complete agreement between the parties with respect to the subject matter hereof, and shall supersede any prior written or oral agreements with respect to said subject matter. Executive affirms that, in entering into this Agreement, Executive is not relying upon any oral or written agreements, promises or statements made by anyone at any time on behalf of AXA Equitable. Notwithstanding the foregoing, the parties hereto acknowledge and agree that this Agreement does not supersede or replace any equity award agreement, grant agreement or plan that Executive will continue to have rights under beyond the execution of this Agreement, including, without limitation, (a) the Transaction Incentive Grant that was awarded to Executive pursuant to a letter agreement dated June 5, 2018 and a Transaction Incentive Grant Employee Restricted Stock Unit Agreement and Grant Notice dated May 9, 2018, and (b) the Sign-On Restricted Stock Units that were awarded to Executive pursuant to (i) an offer letter for employment with AXA Equitable dated May 3, 2016, (ii) a letter dated July 29, 2016, (iii) two separate AXA Financial, Inc. Restricted Stock Units Award Agreements, dated July 5, 2016 and applicable to the restricted stock units vesting in 2019 and 2020, both of which shall remain in full force and effect in accordance with their terms.

15.    This Agreement is binding upon Executive and Executive’s successors, assigns, heirs, executors, administrators and legal representatives.
16.    If any of the provisions, terms or clauses of this Agreement is declared illegal, unenforceable or ineffective in a legal forum, those provisions, terms and clauses shall be deemed severable, such that all other provisions, terms and clauses of this Agreement shall remain valid and binding upon both parties.
17.    Without detracting in any respect from any other provision of this Agreement:
(a)    Executive, in consideration of the payments and benefits provided to Executive as described in paragraph 3 of this Agreement, agrees and acknowledges that this Agreement constitutes a knowing and voluntary waiver of all rights or claims Executive has or may have against AXA Equitable as set forth herein, including, but not limited to, all rights or claims arising under the ADEA, as amended, including, but not limited to, all claims of age discrimination in employment and all claims of retaliation in violation of the ADEA; and Executive has no physical or mental impairment of any kind that has interfered with Executive’s ability to read and understand the meaning of this Agreement or its terms, and that Executive is not acting under the influence of any medication or mind-altering chemical of any type in entering into this Agreement.

(b)    Executive understands that, by entering into this Agreement, Executive does not waive rights or claims that may arise after the date of Executive’s execution of this Agreement, including without limitation any rights or claims that Executive may have to secure enforcement of the terms and conditions of this Agreement.
(c)    Executive agrees and acknowledges that the consideration provided to Executive under this Agreement is in addition to anything of value to which Executive is already entitled.
(d)    AXA Equitable hereby advises Executive to consult with an attorney prior to executing this Agreement.
(e)    Executive acknowledges that Executive was informed that Executive had at least twenty-one (21) days in which to review and consider this Agreement and to consult with an attorney regarding the terms and effect of this Agreement.

18.    Executive may revoke this Agreement within seven (7) days from the date Executive signs this Agreement, in which case this Agreement shall be null and void and of no force or effect on either AXA Equitable or Executive. Any revocation must be in writing and received by AXA Equitable by 5:00 p.m. on the seventh day after this Agreement is executed by Executive. Such revocation must be sent to AXA, Attn: Jeffrey Hurd, Chief Operating Officer, 1290 Avenue of the Americas, 15th Floor, New York, New York 10104.
19.    This Agreement may not be changed or altered, except by a writing signed by an authorized executive officer of AXA Equitable and Executive. The laws of the State of New York will apply to any dispute concerning it without regard for its choice of law provisions.
20.    Executive understands and agrees that the terms set out in this Agreement, including, but not limited to, the confidentiality provisions, shall survive the signing of this Agreement and receipt of benefits hereunder.

PLEASE READ CAREFULLY. THIS AGREEMENT HAS IMPORTANT LEGAL CONSEQUENCES.

EXECUTIVE EXPRESSLY ACKNOWLEDGES, REPRESENTS, AND WARRANTS THAT EXECUTIVE HAS READ THIS AGREEMENT CAREFULLY; THAT EXECUTIVE FULLY UNDERSTANDS THE TERMS, CONDITIONS, AND SIGNIFICANCE OF THIS AGREEMENT; THAT AXA EQUITABLE HAS ADVISED EXECUTIVE TO CONSULT WITH AN ATTORNEY CONCERNING THIS AGREEMENT; THAT EXECUTIVE HAS HAD A FULL OPPORTUNITY TO REVIEW THIS AGREEMENT WITH AN ATTORNEY; THAT EXECUTIVE UNDERSTANDS THAT THIS AGREEMENT HAS BINDING LEGAL EFFECT; AND THAT EXECUTIVE HAS EXECUTED THIS AGREEMENT FREELY, KNOWINGLY AND VOLUNTARILY.

Date:    _____________________        _____________________________________
Brian Winikoff

On this ___ day of _________ 20__, before me personally came Brian Winikoff, to me known to be the individual described in the foregoing instrument, who executed the foregoing instrument in my presence, and who duly acknowledged to me that he executed the same.
_____________________________________
Notary Public

Date: __________________    By:___________________________________________
AXA Equitable Life Insurance Company Officer
Name:
Title:

Executive must sign and return this Agreement in its entirety, in the envelope provided to AXA, Attn: Jeffrey Hurd, Chief Operating Officer, 1290 Avenue of the Americas, 15th Floor, New York, New York 10104, no later than midnight on the 21st day following Executive’s receipt of this Agreement or irrevocably lose the opportunity to receive the consideration detailed herein. Executive received this Agreement on December 17, 2018.